FORM OF PROXY

(Non-Registered Shareholder)

for the Special Meeting of Shareholders of

FORDING INC.

This proxy is solicited by management of Fording Inc. (the “Corporation”) for use at the Special Meeting of Shareholders which has been postponed to January 22, 2003

PLEASE ENSURE THIS PROXY IS RECEIVED WELL BEFORE THE DEADLINE FOR THE RECEIPT OF PROXIES OF 5:00 P.M. (MOUNTAIN STANDARD TIME) ON JANUARY 20, 2003. SEE BACK FOR DELIVERY INSTRUCTIONS.

The undersigned holder of common shares of the Corporation, revoking all proxies previously given, hereby nominates, constitutes, and appoints Richard F. Haskayne, or failing him, Harry G. Schaefer, or failing him, Michael A. Grandin, directors of the Corporation, or instead of any of them,                                                                                   as the true and lawful attorney and proxyholder of the undersigned, with full power of substitution to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the Special Meeting of Shareholders of the Corporation, which has been postponed to 9:00 a.m. (Mountain Standard Time) on the 22nd day of January, 2003, in Calgary, Alberta, and at every postponement and adjournment thereof, and at every poll or ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were present at such meeting.

Without limiting the general authorization and powers conferred hereby, the undersigned hereby instructs the said proxy to vote the common shares represented by this form of proxy as indicated below and hereby revokes any proxy previously given.

Management recommends shareholders vote FOR all items below:

1. Amended Arrangement Resolution
FOR or AGAINST passing the special resolution (the “Amended Arrangement Resolution”), the text of which is attached as Appendix A to the Second Supplement dated December 30, 2002 (the “Second Supplement”) to the Management Information Circular of the Corporation dated November 20, 2002 approving the arrangement pursuant to Section 192 of the Canada Business Corporations Act involving, among other things, the conversion of Fording under an income trust to be known as Fording Income Trust (the “Fund”).	FOR ☐	AGAINST ☐

2. Unitholder Rights Plan Resolution
FOR or AGAINST passing the ordinary resolution, the text of which is attached as Appendix B to the Second Supplement, approving the adoption by the Fund of a unitholder rights plan (the “Unitholder Rights Plan Resolution”).	FOR ☐	AGAINST ☐

3. Key Employee Unit Option Plan Resolution
FOR or AGAINST passing the ordinary resolution, the text of which is attached as Appendix C to the Second Supplement, approving the adoption by the Fund of a key employee unit option plan (the “Key Employee Unit Option Plan Resolution”).	FOR ☐	AGAINST ☐

4. Appointment of Auditors Resolution
FOR or WITHHELD from passing the ordinary resolution, the text of which is attached as Appendix D to the Second Supplement, approving the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, (“PWC”) as independent auditors of the Fund for the ensuing year and authorizing the trustees of the Fund to fix PWC’s remuneration (the “PWC Resolution”).	FOR ☐	WITHHELD ☐

The common shares represented by this proxy shall be voted, where designated, in the manner designated above. If no designation is specified with respect to the matter, the common shares represented by this proxy shall be voted FOR the approval of the Amended Arrangement Resolution, the Unitholder Rights Plan Resolution, the Key Employee Unit Option Plan Resolution and the PWC Resolution.

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above.

Signature

, 2003	AFFIX LABEL INDICATING YOUR NAME AND ADDRESS HERE

Phone Number

THIS IS A PINK PROXY.

NOTES:

1.	With respect to amendments or variations of the Amended Arrangement Resolution, the Unitholders Rights Plan Resolution, the Key Employee Unit Option Plan Resolution or the PWC Resolution, or other matters which may properly come before the Special Meeting, the undersigned hereby confers discretionary authority on the undersigned’s proxyholder to vote on such amendments or variations or such other matters in accordance with the proxyholder’s judgement.

2.	Please sign and date the proxy. If this proxy is not dated, it shall be deemed to bear the date on which it was mailed to the shareholder.

3.	If the shareholder is a corporation, this proxy must be signed by a duly authorized officer or attorney of the shareholder. If common shares are held in the name of an executor, administrator or trustee, please sign exactly as the common shares are held. If the common shares are held on behalf of a deceased shareholder, the shareholder’s name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the deceased shareholder must accompany the proxy.

4.	This proxy, properly executed, is to be faxed to ADP/IICC at the fax number indicated on the front of this proxy, or mailed in the enclosed prepaid envelope if no fax number is provided.

5.	If you are unable to attend the Special Meeting, but wish to be represented, you have the right to appoint a person, who need not be a shareholder of the Corporation, to attend and act on your behalf. If you use this form of proxy, but wish to appoint some person other than Richard F. Haskayne, Harry G. Schaefer or Michael A. Grandin as your proxyholder, you must strike out their names and insert the name of that other person in the blank space provided. The proxyholder must attend the Special Meeting in order to vote on your behalf.

6.	It is vital that your proxy be received by ADP/IICC sufficiently in advance of the deadline for the return of proxies to enable ADP/IICC to provide voting instructions to Fording’s Transfer Agent, Computershare Trust Company of Canada at 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, Attention: Proxy Department. The deadline for the receipt of proxies is 5:00 p.m. (Mountain Standard Time) on January 20, 2003 or, in the case of any adjournment or postponement of the Special Meeting, at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the adjourned or postponed Special Meeting.

7.	If you have any questions or need assistance in completing this proxy, please call Georgeson Shareholder Communications Canada Inc. toll free at 1-866-254-7864 for service in English or 1-866-258-7293 for service in French.

THIS IS A PINK PROXY.